Exhibit 99.1

             Media Contact:
858-366-6900
media@tandemdiabetes.com

Investor Contact:
858-366-6900
IR@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Second Quarter 2026 Financial Results

San Diego, August 6, 2026 - Tandem Diabetes Care, Inc. (Nasdaq: TNDM) (the Company), a global insulin delivery and diabetes technology company, today reported its financial results for the quarter ended June 30, 2026.

Second Quarter 2026 Financial Highlights
•Sales of $254.6 million worldwide, including $179.3 million in the United States (U.S.)
•Gross margin of 57%, up 460 basis points compared to second quarter 2025
•Pump shipments of more than 33,000 pumps worldwide, including 22,000 pumps in the U.S.
•Operating margin improved 800 basis points compared to second quarter 2025
•Scaled pay-as-you-go reimbursement model resulting in 10% of U.S. sales through the pharmacy channel
Second Quarter 2026 Strategic Highlights
•Submitted 510(k) with the U.S. Food and Drug Administration (FDA) for Tandem Mobi tubeless capability
•Expanded global portfolio of diabetes technology solutions
◦Received FDA clearance and CE Mark for the use of Control-IQ+ automated insulin delivery technology by people with type 1 diabetes during pregnancy, and received CE Mark for use by adults with type 2 diabetes
◦Introduced compatibility with the Dexcom G7 15-day sensor for both t:slim X2 and Tandem Mobi in the U.S.
◦Launched t:slim X2 compatibility with the Abbott FreeStyle Libre 3 Plus Sensor in four European markets
◦Began the international commercial rollout for Tandem Mobi

“Our second quarter results reflect meaningful progress across the priorities we set for 2026,” said John Sheridan, president and chief executive officer. “We are seeing tangible evidence that our strategy is gaining traction and the momentum we are building reinforces our confidence in Tandem’s ability to drive broader customer impact, strengthen our financial performance and create long-term value.”

Exhibit 99.1
Second Quarter 2026 Financial Results Compared to Second Quarter 2025
•Sales: Worldwide sales increased 6% to $254.6 million, compared to $240.7 million. Sales increased 5% in constant currency(1).

Sales in the U.S. increased 5% to $179.3 million, compared to $170.2 million.

International sales increased 7% to $75.3 million, compared to $70.5 million. International sales increased 6% in constant currency(1).

Shipments in the U.S. were more than 22,000 pumps, compared to approximately 21,000 pumps.

International shipments were approximately 11,000 pumps, compared to approximately 9,000 pumps.

•Gross profit: Gross profit was $144.8 million, compared to $125.9 million. Gross margin was 57%, compared to 52%.

•Operating loss: GAAP and non-GAAP operating loss(1) was $13.8 million, or negative 5% of sales, compared to GAAP operating loss of $51.8 million, or negative 22% of sales and non-GAAP operating loss(1) of $31.9 million, or negative 13% of sales, in the second quarter 2025. The second quarter 2025 included a $20.0 million charge for litigation settlement expense.

•Net income (loss): GAAP and non-GAAP net loss(1) was $21.2 million, compared to GAAP net loss of $52.4 million and non-GAAP net loss(1) of $32.4 million in the second quarter 2025.

Adjusted EBITDA(1) was $6.4 million, or 3% of sales, compared to negative $1.8 million, or negative 1% of sales.

See tables for additional financial information.

2026 Financial Guidance

For the year ending December 31, 2026, the Company is reaffirming the following financial guidance:
•Sales are estimated to be approximately $1.065 billion to $1.085 billion
•U.S. sales of approximately $730 million to $745 million
•International sales of approximately $335 million to $340 million
•Gross margin is estimated to be approximately 56% to 57% of sales
•Adjusted EBITDA margin(2) is estimated to be approximately 5% to 6% of sales
For the year ending December 31, 2026, the Company is updating its non-cash financial guidance as follows:
•Non-cash charges included in cost of goods sold and operating expenses are estimated to be approximately $85 million, a reduction from $100 million. This includes:
•Approximately $65 million non-cash, stock-based compensation expense, a reduction from $80 million
•Approximately $20 million depreciation and amortization expense
For a comprehensive overview of the Company's guidance assumptions for 2026, including pricing and transition assumptions for the adoption of pay-as-you go reimbursement in the U.S. and the initiation of international direct operations, please see the Events & Presentations tab in the Investor Center of the Tandem Diabetes Care website at https://investor.tandemdiabetes.com.

(1)Adjusted EBITDA, constant currency sales growth, non-GAAP operating loss, and non-GAAP net loss are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for additional information on these non-GAAP financial measures. A reconciliation of constant currency to GAAP sales can be found in Table C “Sales by Geography and Non-GAAP Reconciliation of Constant Currency Sales Growth” attached to this press release. A reconciliation of non-GAAP operating loss to GAAP operating loss and adjusted EBITDA and non-GAAP net loss to GAAP net loss can be found in Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release.

(2)Adjusted EBITDA margin is a non-GAAP financial measure. The Company has not reconciled adjusted EBITDA margin outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the

Exhibit 99.1
uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot reasonably be predicted with the level of precision required, the Company is unable to provide outlook for the comparable GAAP measure (net income (loss) as a percentage of sales). Forward-looking estimates of adjusted EBITDA margin are made in a manner consistent with relevant calculations and assumptions noted herein.

Non-GAAP Financial Measures

Certain financial measures presented in this press release are not calculated or presented in accordance with generally accepted accounting principles (GAAP). The Company has provided these non-GAAP financial measures to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company’s management believes these non-GAAP financial measures are important operating performance indicators because they either exclude items that are unrelated to, and may not be indicative of, the Company’s core operating results, or aid in presenting information on a consistent and comparable basis. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, financial measures calculated and presented in accordance with GAAP. To the extent the Company uses such non-GAAP financial measures in the future, the Company expects they will be calculated using a consistent method from period to period and, if not, an explanation will be provided.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is a non-GAAP financial measure that is calculated by adding back to GAAP net loss the following items: income tax expense (benefit); interest income, interest expense and other, net; depreciation and amortization; litigation and settlement expense; stock-based compensation expense; and non-recurring facility impairment and restructuring costs. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by GAAP sales. A reconciliation of adjusted EBITDA to GAAP net loss has been provided in Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release.

Constant Currency Sales Growth

Constant currency sales growth is a non-GAAP financial measure that represents the change in sales between current and prior year periods using the exchange rate in effect during the applicable prior year period. A reconciliation of constant currency to GAAP sales has been provided in Table C “Sales by Geography and Non-GAAP Reconciliation of Constant Currency Sales Growth” attached to this press release.

Non-GAAP Operating Loss and Non-GAAP Net Loss

Non-GAAP operating loss and non-GAAP net loss are non-GAAP financial measures that are calculated by adding back litigation and settlement expense and non-recurring facility impairment and restructuring costs to GAAP operating loss and GAAP net loss, respectively. Reconciliations of non-GAAP operating loss and non-GAAP net loss to the comparable GAAP financial measures have been provided in Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release.

Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time). The link to the webcast will be available by accessing the Events & Presentations tab in the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days. To access the call by phone, please use this link (https://register-conf.media-server.com/register/BI09573d6a4f904373b71317b8eab87d1b) and you will be provided with dial-in details, including a personal pin.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, a global insulin delivery and diabetes technology company, manufactures and sells advanced automated insulin delivery systems that reduce the burden of diabetes management, while creating new possibilities for patients, their loved ones, and healthcare providers. The Company’s pump portfolio features the Tandem Mobi system and the t:slim X2 insulin pump, both of which feature Control-IQ+ advanced hybrid closed-loop technology. Tandem Diabetes Care is headquartered in San Diego, California. For more information, visit tandemdiabetes.com.

Exhibit 99.1
Tandem Diabetes Care, the Tandem logo, Control-IQ, Control-IQ+, Tandem Mobi and t:slim X2 are either registered trademarks or trademarks of Tandem Diabetes Care, Inc. in the U.S. and/or other countries.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding, among other things, the Company’s projected financial results. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, the Company’s ability to achieve projected financial results will be impacted by market acceptance of the Company’s products; products marketed and sold or under development by competitors; foreign currency exchange rates; the Company’s ability to establish and sustain operations to support international sales, including expanding into additional geographies; changes in reimbursement rates or insurance coverage for the Company’s products; the Company’s ability to meet increasing operational and infrastructure requirements from higher customer interest and a larger base of existing customers; the Company’s ability to successfully commercialize its products; the Company’s ability to develop and launch new products; risks associated with the regulatory approval process internationally for new products; the potential that newer products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete or less desirable, or may otherwise negatively impact the purchasing trends of customers; reliance on third-party relationships, such as outsourcing and supplier arrangements; global economic conditions; and other risks identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other documents that the Company files with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors except as required by law.

# # #

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Table A
(in thousands)
	(unaudited)
	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash, cash equivalents and short-term investments	$455,996	$292,666
Accounts receivable, net	162,065	165,491
Inventories	135,106	128,769
Other current assets	51,472	31,217
Total current assets	804,639	618,143

Property and equipment, net	84,501	83,580
Operating lease right-of-use assets	100,185	96,172
Equity method investment	132,271	60,351
Other long-term assets	32,606	22,866
Total assets	$1,154,202	$881,112

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and employee-related liabilities	$142,930	$138,488
Operating lease liabilities	20,265	19,472
Deferred revenue	8,430	9,527
Other current liabilities	81,380	75,237
Total current liabilities	253,005	242,724

Convertible senior notes, net - long-term	602,577	310,036
Operating lease liabilities - long-term	116,411	114,967
Deferred revenue - long-term	7,776	8,474
Other long-term liabilities	44,045	49,741
Total liabilities	1,023,814	725,942

Total stockholders’ equity	130,388	155,170
Total liabilities and stockholders’ equity	$1,154,202	$881,112

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Table B
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Sales	$254,560	$240,678	$501,781	$475,100
Cost of sales	109,780	114,823	220,213	230,838
Gross profit	144,780	125,855	281,568	244,262
Operating expenses:
Selling, general and administrative	111,642	109,596	219,829	223,449
Research and development	46,930	48,118	92,965	98,333
Acquired in-process research and development expenses	—	—	—	75,217
Litigation and settlement expense	—	19,951	—	19,951
Total operating expenses	158,572	177,665	312,794	416,950
Operating loss	(13,792)	(51,810)	(31,226)	(172,688)
Total other income (expense), net	(6,866)	(5,912)	(9,309)	(7,123)
Loss before income taxes	(20,658)	(57,722)	(40,535)	(179,811)
Income tax expense (benefit)	510	(5,322)	1,026	3,145
Net loss	$(21,168)	$(52,400)	$(41,561)	$(182,956)

Net loss per share - basic and diluted	$(0.31)	$(0.78)	$(0.60)	$(2.74)

Weighted average shares used to compute basic and diluted net loss per share	69,011	67,050	68,706	66,729

Exhibit 99.1

TANDEM DIABETES CARE, INC.
SALES BY GEOGRAPHY AND NON-GAAP RECONCILIATION OF CONSTANT CURRENCY SALES GROWTH
Table C
(Unaudited)

($'s in thousands)	Three Months Ended June 30,
	2026	2025	% Change	Currency Impact	% Change Constant Currency
United States:
Pump	$83,002	$85,467	(3)%
Supplies and other	96,290	84,742	14%
Total Sales in the United States	$179,292	$170,209	5%	—%	5%

International:
Pump	$31,650	$26,404	20%
Supplies and other	43,618	44,065	(1)%
Total International Sales	$75,268	$70,469	7%	1%	6%

Total Worldwide Sales	$254,560	$240,678	6%	1%	5%

($'s in thousands)	Six Months Ended June 30,
	2026	2025	% Change	Currency Impact	% Change Constant Currency
United States:
Pump	$160,943	$157,608	2%
Supplies and other	179,192	163,233	10%
Total Sales in the United States	$340,135	$320,841	6%	—%	6%

International:
Pump	$64,135	$56,354	14%
Supplies and other	97,511	97,905	—%
Total International Sales	$161,646	$154,259	5%	5%	—%

Total Worldwide Sales	$501,781	$475,100	6%	2%	4%

Exhibit 99.1

TANDEM DIABETES CARE, INC.
RECONCILIATION OF GAAP VERSUS NON-GAAP FINANCIAL RESULTS
Table D
(Unaudited)

($'s in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP operating loss	$(13,792)	$(51,810)	$(31,226)	$(172,688)
Litigation and settlement expense	—	19,951	—	19,951
Non-recurring facility impairment and restructuring costs(1)	—	—	—	11,167
Non-GAAP operating loss	$(13,792)	$(31,859)	$(31,226)	$(141,570)
GAAP operating margin(2)	(5)%	(22)%	(6)%	(36)%
Non-GAAP operating margin(2)	(5)%	(13)%	(6)%	(30)%

GAAP net loss	$(21,168)	$(52,400)	$(41,561)	$(182,956)
Income tax expense (benefit)	510	(5,322)	1,026	3,145
Interest income, interest expense and other, net	6,866	5,912	9,309	7,123
Depreciation and amortization	4,470	4,367	8,974	8,678
Litigation and settlement expense	—	19,951	—	19,951
Stock-based compensation expense	15,740	25,641	31,400	51,130
Non-recurring facility impairment and restructuring costs(1)	—	—	—	11,167
Adjusted EBITDA	$6,418	$(1,851)	$9,148	$(81,762)
Adjusted EBITDA margin(2)	3%	(1)%	2%	(17)%

GAAP net loss	$(21,168)	$(52,400)	$(41,561)	$(182,956)
Litigation and settlement expense	—	19,951	—	19,951
Non-recurring facility impairment and restructuring costs(1)	—	—	—	11,167
Non-GAAP net loss	$(21,168)	$(32,449)	$(41,561)	$(151,838)

GAAP cash used in operating activities	$(34,623)	$(9,495)	$(23,576)	$(27,774)
Less: capital expenditures	(4,050)	(6,207)	(10,318)	(9,171)
Non-GAAP free cash flow (3)	$(38,673)	$(15,702)	$(33,894)	$(36,945)
(1) In the first quarter of 2025, the Company recorded $11.2 million in impairment charges related to its operating lease right-of-use assets, and severance and other restructuring costs associated with the relocation of certain research and development activities.
(2) GAAP margins, including GAAP gross margin and GAAP operating margin, and non-GAAP margins, including non-GAAP operating margin and adjusted EBITDA margin, are calculated using GAAP sales.
(3) Free cash flow is a non-GAAP financial measure that the Company defines as cash provided by operating activities less capital expenditures.